EXHIBIT 10.4

               LION, INC. EMPLOYMENT AND NON-COMPETITION AGREEMENT

         This Employment and Non-Competition Agreement (this "Agreement") is made effective the 13th day of October 2004 ("Effective Date"), by LION, Inc. ("Employer"), and Anthony Berris ("Executive").

                                    RECITALS

         A. Employer has acquired Tuttle Risk Management Services, Inc. (TRMS, Inc.), including all of its goodwill, for valuable consideration through a merger (the "Merger") of TRMS, Inc. with and into LION Acquisition, LLC, a wholly owned subsidiary of Employer. LION Acquisition, LLC shall change its name after the Merger closes to Tuttle Risk Management Services, LLC ("TRMS").

         B. Executive, a principal stockholder of TRMS, Inc. has knowledge of TRMS Inc.'s trade secrets and proprietary information of TRMS, Inc., including, but not limited to, its customer lists, business plans and business strategies. As a condition and inducement to Employer to undertake the Merger, Executive has agreed to be employed by Employer on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                                 1. DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

         1.1 "Basic Compensation" is defined as Salary and Benefits (see Section
3.1.1 and 3.1.2).


         1.2  "Bonus Compensation" is defined in Section 3.2.

         1.3  "Cause" is defined in Section 6.2

         1.4 "Confidential Information" is defined as the following information and materials in written, oral, magnetic, photographic, optical or other form and whether now existing or developed or created during the term of this Agreement which are proprietary to Employer and are highly sensitive in nature.

              1.4.1 INFORMATION MARKED PROPRIETARY OR CONFIDENTIAL. All data, documents, materials, drawings and information in tangible form and marked "Proprietary" or "Confidential."

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              1.4.2   PRODUCTS.   Any  and  all  ideas,   designs,   inventions,
discoveries, processes, methods, plans, concepts, know-how, methods, techniques, structures, specifications, design specifications, design notes, flow charts, documentation, technical and engineering data, laboratory studies, test results and any other information and materials, whether or not in tangible form, relating to Employer's operations.

              1.4.3 TRADE SECRETS. All Employer's trade secrets, including as defined in any agreement between Executive and Employer, any of Employer's policies, or the Washington Trade Secrets Law, RCW 19.108 et seq., and including without limitation, the specific terms of Employer's relationships or agreements with significant vendors and customers, and targeted prospective vendors and customers; Employer's customer list; and information concerning Employer's management, finance, marketing and business plans.

              1.4.4  LEGAL   RIGHTS.   Patents,   copyrights,   trade   secrets,
trademarks, and service marks ("Intellectual Property"), including any documents containing information concerning such Intellectual Property.

              1.4.5 THIRD PARTY INFORMATION. Any and all information and materials in Employer's possession or under its control from any other person or entity which Employer is obligated to treat as confidential or proprietary ("Third Party Information").

              1.4.6 NOT GENERALLY KNOWN. Any and all information not generally known to the public or within the industries or trades in which Employer competes.

         1.5 "Effective Date" means the date stated in the first paragraph of the Agreement.

         1.6 "Employment Period" means the period beginning on the Effective Date and ending on termination of Executive's employment pursuant to Section 6.

         1.7 "Person" is any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         1.8  "Proprietary Items" is defined in Section 7.2.4.

         1.9  "Salary" is defined in Section 3.1.1.

         1.10 "Severance Benefit" is defined as 50% of the Executive's annual salary for the calendar year in which this Agreement is terminated, together with continuation of Benefits as defined in Sections 3.1.2 and 6.3.5 herein, at the level the Executive is receiving at the time of Termination for six months immediately following the Date of Termination.

         1.11 "Severance Period" means a period of six months immediately following the Date of

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                            2. EMPLOYMENT AND DUTIES

         2.1  EMPLOYMENT

         Employer  hereby  employs  Executive,   and  Executive  hereby  accepts
employment by Employer, upon the terms and conditions set forth in this Agreement.

         2.2  TERM

         Subject to the provision of Section 6, the term of Executive's employment under this Agreement will be three (3) years, beginning on the effective date (October 13, 2004) and ending on the third anniversary of the Effective Date.

         2.3  DUTIES

         Executive will have such duties as are assigned or delegated to Executive by the CEO and will serve as President of TRMS, reporting initially to Employer's CEO. Executive will devote his entire business, time, attention, skill, and energy exclusively to the business of Employer, will use his best efforts to promote the success of Employer's business, and will cooperate fully with Employer and its Board of Directors in the advancement of the best interests of Employer. The foregoing notwithstanding, Executive may devote time, attention, skill and energy to REITCO, as defined in the Agreement of Merger, among Employer, TRMS and the other parties named therein (the "Merger Agreement"). Executive will initially be placed on TRMS's Board of Directors.

                                3. COMPENSATION

         3.1  BASIC COMPENSATION


              3.1.1 SALARY. Executive will be paid an annual salary of $145,314 per year subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to Employer's customary payroll practices, but no less frequently than monthly. The Salary and Benefits (i.e. Basic Compensation) will be reviewed by the CEO and Compensation Committee not less frequently than annually.

              3.1.2 BENEFITS. Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of Employer that may be in effect from time to time, to the extent Executive is eligible under the terms of those plans (collectively, the "Benefits"). If Employer grants registration rights to other senior executives with respect to their Employer securities, Employer shall grant Executive the same registration rights with respect to his Employer securities.

         3.2  BONUS COMPENSATION

         Annually  the  CEO  and  Compensation   Committee  will  review  and/or
determine any bonus compensation plans or changes thereto for the Executive.

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                           4. FACILITIES AND EXPENSES

         4.1  GENERAL

         Employer will furnish Executive office space, equipment, supplies, and such other facilities and personnel as Employer deems necessary or appropriate for the performance of Executive's duties under this Agreement. Employer will pay on behalf of Executive (or reimburse Executive for) reasonable expenses incurred by Executive at the request of, or on behalf of, Employer in the performance of Executive's duties pursuant to this Agreement, and in accordance with Employer's policies. Executive must file expense reports with respect to such expenses in accordance with Employer's policies.

         4.2  BUSINESS EXPENSES

         Employer shall reimburse Executive for all reasonable, ordinary and necessary business expenses incurred by Executive in the performance of his duties and the promotion of the Employer's business.

         4.3  CELLULAR PHONE

         Employer will pay for and provide Executive with a cellular phone and phone service for business use if so requested by the Executive.

                           5. VACATIONS AND HOLIDAYS

         Executive will be entitled to vacation each calendar year in accordance with the vacation policies of Employer in effect for its employee officers from time to time, but in no event shall Executive be entitled to less than four (4) weeks vacation annually. Vacation must be taken by Executive at such time or times as approved by the CEO. Executive will also be entitled to the paid holidays set forth in Employer's policies. Vacation days and holidays during any calendar year that are not used by Executive during such calendar year may not be used in any subsequent calendar year without Employer's prior written consent.

                                 6. TERMINATION

         6.1  EVENTS OF TERMINATION


         The Employment Period, Executive's Salary and Benefits and any and all other rights of Executive under this Agreement or otherwise as an employee of Employer will terminate (except as otherwise provided in this Section 6) on the earliest of:

              6.1.1 the death of Executive;

              6.1.2 written notice by Executive;

              6.1.3 written notice by Employer; or

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              6.1.4 for Cause (as  defined in  Section  6.2),  immediately  upon notice from Employer to Executive, or Executive to Employer, as applicable.

         6.2  DEFINITION OF "CAUSE"

         For purposes of Section 6.2, "Cause" for Employer shall mean any of the following: (i) Executive's theft, dishonesty, or falsification of Employer's documents or records; (ii) Executive's participation in a fraud or act of dishonesty against Employer; (iii) any action taken in bad faith by Executive which has a detrimental effect on Employer's reputation or business; (iv) Executive's willful failure or inability to perform any reasonable assigned duties that is not remedied by Executive within forty-five (45) days of written notice of such failure or inability from Employer; (v) Executive's unremedied material breach of this Agreement after receipt of the written notice discussed above, or any violation of Employer's written policies constituting gross intentional misconduct adversely and demonstrably affecting Employer's business or reputation; or (vi) Executive's conviction (including any plea of guilty or NOLO CONTENDERE) of any felony or crime involving dishonesty.

         For purposes of Section 6.2, "Cause" for Executive shall mean any one of the following events which occurs without Executive's consent: (i) any reduction of Executive's then existing compensation or benefits, except to the extent that such compensation of all other senior executives of Employer is equally reduced; (ii) any material diminution of Executive's duties, responsibilities, authority, reporting structure, titles or offices; provided, that Executive gives Employer written notice of such material diminution and it is not remedied by Employer within thirty (30) days of receipt of such notice;
(iii) any request that Executive relocate to a work site that would increase Executive's one-way commute distance by more than fifty (50) miles from Executive's then principal residence; (iv) any material breach by Employer of its obligations under this Agreement that is not remedied by Employer within thirty (30) days of written notice of such breach from Executive; (v) another entity or person becoming the majority owner through a hostile takeover of Employer; or (vi) a slate of directors is elected, a majority of which were not recommended by the existing directors and management prior to the vote.

         6.3  TERMINATION PAY


         Effective upon the termination of this Agreement, Employer will be obligated to pay Executive only such compensation as is provided in this Section 6.3, and in lieu of all other amounts and in settlement and complete release of all claims Executive may have against Employer.

              6.3.1 TERMINATION BY EMPLOYER FOR CAUSE OR TERMINATION BY EXECUTIVE WITHOUT CAUSE. If Employer terminates this Agreement for Cause, or Executive terminates this Agreement without cause, Executive will be entitled to receive his Salary only through the date such termination is effective.

              6.3.2 TERMINATION UPON DEATH. If this Agreement is terminated because of Executive's death, Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, plus a Severance Benefit.

              6.3.3 TERMINATION BY EMPLOYER WITHOUT CAUSE. If Employer terminates this Agreement without Cause, Employer will pay Executive his Salary through the end of the calendar month in which such termination occurs. Employer will also pay the Severance Benefit.

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              6.3.4  TERMINATION  BY  EXECUTIVE  FOR  CAUSE.  If  the  Executive
terminates this Agreement "for cause", the Employer will pay Executive his Salary through the end of the calendar month in which such termination occurs. Employer will also pay the Severance Benefit.

              6.3.5 BENEFITS. Executive's accrual of, or participation in plans providing for benefits will cease at the effective date of the termination of this Agreement, and Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Following the Termination Date, the Executive has the right to continue coverage under Employer's health insurance plans as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), provided the Executive makes a timely election for such continued coverage. However, if the Executive terminates "for cause" or the Employer terminates the Executive "without cause", Employer will pay Executive's cost of COBRA during the 6-month Severance Period.

                           7. NON-DISCLOSURE COVENANT

         7.1  ACKNOWLEDGMENTS BY THE EXECUTIVE

         Executive acknowledges that (a) during the Employment Period and as a part of his employment, Executive will be afforded access to Confidential Information; (b) disclosure of such Confidential Information to any third party could have an adverse effect on Employer and its business; and (c) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

         7.2  AGREEMENTS OF THE EXECUTIVE

         In consideration of the compensation and benefits to be paid or provided to Executive by Employer under this Agreement, Executive covenants as follows:

              7.2.1 During and following the Employment Period, Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of Employer or except as otherwise expressly permitted by the terms of this Agreement.

              7.2.2 Any trade secrets of Employer will be entitled to all of the protections and benefits under Washington trade secret law, RCW 19.108 et seq., and any other applicable law. If any information that Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. Executive hereby waives any requirement that Employer submit proof of the economic value of any trade secret or post a bond or other security.

              7.2.3 None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Executive demonstrates was or became generally available to the public other than as a result of a disclosure by Executive.

              7.2.4 Executive will not remove from Employer's premises (except to the extent such removal is for purposes of the performance of Executive's duties at home or while traveling, or except as otherwise specifically authorized by Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Executive recognizes that, as between Employer and Executive,

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all of the  Proprietary  Items,  whether or not developed by Executive,  are the exclusive property of Employer. Upon termination of this Agreement by either party, or upon the request of Employer during the Employment Period, Executive will return to Employer all of the Proprietary Items in Executive's possession or subject to Executive's control, and Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         7.3  DISPUTES OR CONTROVERSIES

         Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Employer, Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

               8. NON-COMPETITION AND NON-SOLICITATION COVENANTS

         8.1 NON-COMPETITION. Executive covenants that, during the three (3) year period commencing on the date hereof, including any period during which he is no longer employed by Employer, regardless of the reason for termination of such employment, he shall not anywhere in the United States where Employer does business, directly or indirectly, provide any management, supervisory, employment, consulting or other services to himself, any other person, or any entity (including any business to be formed or in planning of formation) which is, or intends to be, competitive with the business that Employer acquired from TRMS in connection with the Merger, as defined in the Merger Agreement (the "Acquired Business"). For purposes of this Section 8.1, the Acquired Business includes, without limitation, providing the mortgage industry with products and services using TRMS's solutions. These developed solutions include all technology envisioned, developed and/or produced by TRMS as well as any and all TRMS tools or artifacts used to facilitate the development and hosting processes. This Agreement also includes any of TRMS's past, current or future business, business plans or intentions that were, or could reasonably have been, known to Executive during the term of this Agreement or any other period during which he may have worked or provided services for Employer. Among other roles and without limitation, Executive may not assist or serve any competing person or entity as a shareholder, "founder," director, officer, employee, partner, agent, consultant, lessor, creditor or otherwise; provided, however, that Executive may assist or serve REITCO in any such roles. Executive agrees that he will promptly and fully disclose to Company any business opportunity coming to his attention, or conceived or developed in whole or in part by him, which relates to Company's business. The terms of this Section 8.1 shall be construed so as to be consistent with any other noncompetition agreements between Employer and Executive. Any such agreements shall remain in full force and effect unless otherwise stated in writing signed by Executive and Employer's CEO. Executive may, notwithstanding his obligations under this Section 8.1, own, as a passive investor, up to one percent (1%) of any publicly traded company without violating this provision.

         8.2 NON-SOLICITATION. Executive covenants that, during the three (3) year period commencing on the date hereof, including any period during which he is no longer employed by Employer, regardless of the reason for termination of such employment, he shall not, directly or indirectly, (i) solicit any current or former customer of the Employer other than in his capacity and consistent with his duties as an

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officer  and  employee  of  Employer  or REITCO;  or (ii)  attempt to induce any employee, vendor or supplier of Employer to terminate their relationship with Employer.

         8.3 INJUNCTIVE RELIEF. If Executive violates any of the covenants set forth in Section 8,1 or 8.2, Employer will be entitled to have and obtain a mandatory injunction in any court having jurisdiction to enforce such covenants to prevent and terminate any violation or attempted violation hereof, and may have and recover from the violating party any appropriate damages for any violations of the covenants made herein. If the time or area limitations, or both, contained herein are held by any court of competent jurisdiction to be unreasonable or otherwise unenforceable, this covenant will nevertheless be enforceable for such lesser time or lesser area, or both, as the court shall find reasonable.

                             9. GENERAL PROVISIONS

         9.1  INJUNCTIVE RELIEF AND ADDITIONAL REMEDY


         Executive acknowledges that the injury that would be suffered by Employer as a result of a breach of the provisions of this Agreement would be irreparable and that an award of monetary damages to Employer for such a breach would be an inadequate remedy. Consequently, Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement. Without limiting Employer's rights under this
Section 9.1 or any other remedies of Employer, if Executive breaches any of the provisions of Section 7 or 8, Employer will have the right to cease making any payments otherwise due to Executive under this Agreement.

         9.2   COVENANTS  OF  SECTION  7  and  8 ARE  ESSENTIAL  AND INDEPENDENT
COVENANTS


         The covenants by Executive in Sections 7 and 8 are essential elements of this Agreement, and without Executive's agreement to comply with such covenants, Employer would not have entered into this Agreement or employed Executive. Executive has independently consulted his counsel and has been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Employer.

         Executive's covenants in Section 7 and 8 (and each subsection thereof) are independent covenants and the existence of any claim by Executive against Employer under this Agreement or otherwise, will not excuse Executive's breach of any covenant in Section 7 or 8.

         If Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Executive in Section 7 or 8.

         9.3  REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE


         Executive represents and warrants to Employer that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b)

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conflict with,  result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound.

         9.4  OBLIGATIONS CONTINGENT ON PERFORMANCE

         The obligations of Employer hereunder,  including its obligation to pay
the   compensation   provided  for  herein,   are  contingent  upon  Executive's
performance of Executive's obligations hereunder.

         9.5  WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9.6  BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Executive under this Agreement, being personal, may not be delegated.

         9.7  NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Executive:

         Anthony Berris
         645 Fawn Drive
         San Anselmo, CA  94960

         Telephone No.:___________

or to such other addresses and faxes as the parties may from time to time designate in writing.

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         If to Employer:

         Randall D. Miles, CEO
         LION, Inc.
         4200 - 42nd Ave. SW, Suite 430
         Seattle, WA  98116

         Telephone No.: (206) 577-1446

or to such other addresses and telephone numbers as the Employer may from time to time designate in writing.

         9.8  ENTIRE AGREEMENT; AMENDMENTS

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, provided, however, that any prior or contemporaneous agreements between the parties concerning confidentiality, intellectual property, inventions, non-competition, and/or non-solicitation shall remain in full force and effect if and to the extent that they provide greater protection to Employer. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         9.9  ARBITRATION

         Except when injunctive relief is sought by Employer pursuant to Section 9.1, Employer and Executive shall settle any and all claims, disputes or controversies arising out of or relating to Executive's candidacy for employment, employment and/or cessation of employment with Employer, exclusively by final and binding arbitration before a single neutral Arbitrator. Such claims include claims under federal, state and local statutory or common law; wrongful termination; claims for wages, including, but not limited to, claims under the Fair Labor Standards Act, Washington Minimum Wage Act, or other state equivalent; breach of public policy; claims of discrimination or harassment, including, but not limited to, claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Washington Law Against Discrimination, and any other state or local discrimination laws. The arbitration shall be submitted to the American Arbitration Association, and it shall be conducted in San Francisco, California in accordance with the Commercial Dispute Resolution Procedures then in effect. Judgment upon the award rendered may be entered in any court of competent jurisdiction.

         9.10  GOVERNING LAW


         This Agreement will be governed by the laws of the State of Washington without regard to the conflicts of laws principles thereof, except that the provisions of Section 7 and Section 8 shall be governed by the laws of the State of California without regard to conflicts of laws principles thereof.

         9.11  JURISDICTION

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the federal or state courts of the State of California, County of San Francisco, and each of the parties consents to the jurisdiction of such courts

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

(and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Executive acknowledges that this venue provision is proper because Employer is headquartered in Seattle, Washington, and that for consistency and other purposes in interpretation of agreements venue rests properly in the Seattle, Washington area. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         9.12  SECTION HEADINGS, CONSTRUCTION


         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         9.13  SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.14  DRAFTSMANSHIP

         There shall be no presumption of draftsmanship in the preparation or execution of this Agreement.

         9.15  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:                                 EXECUTIVE:


/s/ RANDALL D. MILES                      /s/ ANTHONY BERRIS
--------------------------------          --------------------------------------
Randall D. Miles                          Anthony Berris
Chairman and CEO



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